Exhibit 21.1
LIST OF SUBSIDIARIES AND JURISDICTION OF ORGANIZATION

Subsidiary	Jurisdiction
CB JENI - Brick Row Townhomes, LLC	Texas
CB JENI - Chase Oaks Village II, LLC	Texas
CB JENI - Hemingway Court, LLC	Texas
CB JENI - Lake Vista Coppell, LLC	Texas
CB JENI - Settlement at Craig Ranch, LLC	Texas
CB JENI Acquisitions, LLC	Texas
CB JENI Berkshire Place LLC	Texas
CB JENI Grand Park, LLC	Texas
CB JENI Heritage Creekside, LLC	Texas
CB JENI Homes DFW LLC	Texas
CB JENI Hometown, LLC	Texas
CB JENI Los Rios, LLC	Texas
CB JENI Management, LLC	Texas
CB JENI McKinney Ranch, LLC	Texas
CB JENI Montgomery Ridge, LLC	Texas
CB JENI Mustang Park LLC	Texas
CB JENI Pecan Park, LLC	Texas
CB JENI Raiford Crossing, LLC	Texas
CB JENI Sloan Creek, LLC	Texas
CB JENI Stacy Crossing, LLC	Texas
CB JENI Stonegate, LLC	Texas
CB JENI Viridian, LLC	Texas
Centre Commercial Construction, LLC	Texas
Centre Living Condominiums, LLC	Texas
Centre Living Homes, LLC	Texas
Green Brick Academy, LLC	Georgia
Green Brick Edgewood LLC	Texas
Green Brick Frisco LLC	Texas
Green Brick Suwanee Station, LLC	Georgia
Green Brick Title, LLC	Texas
JBGL 21 TPG EM, LLC	Georgia
JBGL Atlanta Development 2014, LLC	Georgia
JBGL Atlanta Development, LLC	Georgia
JBGL Avignon, LLC	Texas
JBGL Builder Finance LLC	Texas
JBGL Castle Pines Management, LLC	Texas
JBGL Castle Pines, LP	Texas
JBGL Chateau, LLC	Texas
JBGL Exchange, LLC	Texas
JBGL Hawthorne, LLC	Texas
JBGL Inwood LLC	Texas
JBGL Kittyhawk, LLC	Texas
JBGL Lakeside, LLC	Texas

Subsidiary	Jurisdiction
JBGL Land Fund, LLC	Georgia
JBGL Mustang LLC	Texas
JBGL Ownership LLC	Delaware
JBGL Willow Crest LLC	Texas
Johns Creek 206, LLC	Georgia
Normandy Homes - Alto Vista Irving, LLC	Texas
Normandy Homes Cottonwood Crossing, LLC	Texas
Normandy Homes Cypress Meadows, LLC	Texas
Normandy Homes Grand Park, LLC	Texas
Normandy Homes Lake Vista Coppell, LLC	Texas
Normandy Homes Lakeside, LLC	Texas
Normandy Homes Mustang Park, LLC	Texas
Normandy Homes Pecan Creek, LLC	Texas
Normandy Homes Viridian, LLC	Texas
Normandy Homes Twin Creeks, LLC	Texas
Normandy Homes Watters Branch, LLC	Texas
Normandy Homes, LLC	Texas
Providence Luxury Homes, L.L.C.	Georgia
Southgate Homes DFW LLC	Texas
Southgate Homes - Angel Field, LLC	Texas
Southgate Homes - Austin Waters, LLC	Texas
Southgate Homes - Canals, LLC	Texas
Southgate Homes - Southgate Ranch, LLC	Texas
Southgate Homes - Suburban Living, LLC	Texas
The Providence Group & Associates, L.L.C.	Georgia
The Providence Group of Florida, L.L.C.	Florida
The Providence Group of Georgia Custom Homes, L.L.C.	Georgia
The Providence Group of Georgia, L.L.C.	Georgia
The Providence Group Realty, L.L.C.	Georgia
TPG Development, L.L.C.	Georgia
TPG Homes at Bellmoore, L.L.C.	Georgia
TPG Homes at Three Bridges, L.L.C.	Georgia
TPG Homes at Whitfield Parc, L.L.C.	Georgia
TPG Homes of Florida, L.L.C.	Florida
TPG Homes, L.L.C.	Georgia